Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Michelle D. Esterman
Chief Financial Officer
T: (770) 612-7007
E: Michelle.Esterman@altisource.com

ALTISOURCE ANNOUNCES SECOND QUARTER 2026 FINANCIAL RESULTS
Second quarter 2026 Service revenue grew 19% compared to the second quarter 2025 and 8% compared to the first quarter 2026
Luxembourg, July 23, 2026 - Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) (NASDAQ: ASPS), a leading provider and marketplace for the real estate and mortgage industries, today reported financial results for the second quarter 2026.
“We are pleased with our second quarter 2026 performance with sequential and year-over-year Service revenue growth in both segments. Service revenue growth from customer wins has more than replaced the loss of a portion of the Rithm-related business as demonstrated by our more diversified customer base and growing Hubzu inventory. In addition to strong Service revenue, we reduced outstanding debt and continued to deploy AI and other efficiency initiatives which we anticipate will improve product development speed and EBITDA margins," said William B. Shepro, Chairman and Chief Executive Officer.
Mr. Shepro further commented, "We believe the ramp of sales wins, on-going efficiency initiatives and continued sales wins position us well to achieve our Project 45 objective of $45 million in run rate Adjusted EBITDA(1) by the fourth quarter of 2028."
Second Quarter 2026 Highlights(2)
Company, Corporate and Financial:
•Second quarter Service revenue of $48.7 million was $7.9 million, or 19%, higher than the same quarter of 2025
•Second quarter Loss before income taxes and non-controlling interests of $43 thousand was a $0.2 million decrease compared to the same quarter of 2025
•Second quarter Net loss attributable to Altisource of $0.6 million was a $17.1 million decline compared to the same quarter of 2025 from an $18.5 million benefit in 2025 from the reversal of reserves for uncertain tax positions and related accrued interest
•Second quarter Diluted loss per share of $(0.05) was a $1.53 decrease compared to the same quarter of 2025
•Second quarter Adjusted diluted earnings per share(1) of $0.17 was a $0.02 decrease compared to the same quarter of 2025
•Second quarter Adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”)(1) of $4.4 million was $1.0 million, or 18% lower than the same quarter of 2025
•Second quarter Adjusted EBITDA(1) margin of 9% was lower than the 13% Adjusted EBITDA(1) margin in the same quarter of 2025 largely due to a non-recurring benefit realized in the second quarter 2025 related to a legacy matter in the Servicer and Real Estate segment and higher costs to support revenue growth
•Repurchased $2.0 million of our debt at a discount of 23.7%, recognizing a net gain of $0.7 million on the early extinguishment of debt
•Second quarter Cash used in operating activities of $6.6 million was a $6.3 million increase, compared to the same quarter of 2025, almost all of which was driven by an increase in receivables from revenue growth; we ended the quarter with $23.2 million of cash and cash equivalents

Business and Industry:
•Adjusted EBITDA(1) in the Servicer and Real Estate and Origination segments (together “Business Segments”) was $12.3 million, or 25.2% of Service revenue, compared to $12.9 million, or 31.5% of Service revenue, in the same quarter of 2025 primarily due to a non-recurring benefit realized in the second quarter 2025 related to a legacy matter in the Servicer and Real Estate segment and higher costs to support revenue growth
•Generated sales wins which we estimate represent potential annualized service revenue on a stabilized basis of $5.2 million for the Servicer and Real Estate segment and $7.1 million for the Origination segment
•Driven by recent sales wins, total Hubzu inventory grew 30% since the first quarter 2026

(in thousands)	December 31, 2025	March 31, 2026	June 30, 2026
Foreclosure Auction Inventory(5)	4.9	14.0	19.3
REO Inventory - Customers other than Rithm	1.4	2.3	2.6
REO Inventory - Rithm	1.0	0.9	0.4
Total Hubzu Inventory	7.3	17.2	22.3
•Ended the quarter with an estimated weighted average sales pipeline between $25.1 million and $31.3 million of potential estimated annual revenue on a stabilized basis based upon forecasted probability of closing (comprising of between $7.3 million and $9.1 million in the Servicer and Real Estate segment and between $17.8 million and $22.3 million in the Origination segment)
•Industrywide foreclosure initiations were 14% higher for the five months ended May 31, 2026 compared to the same period in 2025 (although still 11% lower than the same pre-COVID-19 period in 2019)(3)
•Industrywide foreclosure sales were 19% higher for the five months ended May 31, 2026 compared to the same period in 2025 (although still 42% lower than the same pre-COVID-19 period in 2019)(3)
•Industrywide mortgage origination unit volume increased by 9% for the second quarter 2026 compared to the same period in 2025, comprised of a 4% decrease in purchase origination unit volume and a 37% increase in refinancing origination unit volume(4)
Second Quarter 2026 Financial Results
•Service revenue of $48.7 million
•Income from operations of $1.1 million
•Loss before income taxes and non-controlling interests of $43 thousand
•Net loss attributable to Altisource of $(0.6) million
•Adjusted EBITDA(1) of $4.4 million
•Diluted loss per share of $(0.05)
•Adjusted diluted earnings per share(1) of $0.17

Second Quarter 2026 Results Compared to the Second Quarter 2025 (unaudited):

(in thousands, except per share data)	Second Quarter 2026	Second Quarter 2025	% Change	Year-to-Date June 30, 2026	Year-to-Date June 30, 2025	% Change
Service revenue	$48,730	$40,787	19	$93,819	$81,682	15
Revenue	50,663	43,288	17	98,247	86,727	13
Gross profit	12,820	13,027	(2)	25,931	26,352	(2)
Income from operations	1,131	3,231	(65)	2,856	6,476	(56)
Adjusted operating income(1)	3,558	5,435	(35)	7,969	10,634	(25)
(Loss) income before income taxes and non-controlling interests	(43)	187	(123)	313	(4,342)	107
Pretax (loss) income attributable to Altisource(1)	(90)	111	(181)	162	(4,491)	104
Adjusted pretax income attributable to Altisource(1)	2,337	2,787	(16)	5,275	3,119	69
Adjusted EBITDA(1)	4,406	5,382	(18)	8,855	10,644	(17)
Net (loss) income attributable to Altisource	(562)	16,582	(103)	(1,197)	11,238	(111)
Adjusted net income attributable to Altisource(1)	1,990	2,166	(8)	4,126	2,023	104
Diluted (loss) earnings per share	(0.05)	1.48	(103)	(0.11)	1.19	(109)
Adjusted diluted earnings per share(1)	0.17	0.19	(11)	0.35	0.22	59
Net cash used in operating activities	(6,630)	(306)	N/M	(2,177)	(5,278)	59
Net cash used in operating activities less additions to premises and equipment(1)	(6,861)	(309)	N/M	(2,546)	(5,306)	52

Margins:
Gross profit / service revenue	26%	32%		28%	32%
Adjusted EBITDA(1) / service revenue	9%	13%		9%	13%

N/M - not meaningful
•Second quarter 2026 loss before income taxes and non-controlling interests includes $0.7 million of gain on early extinguishment of debt (no comparative amount for the second quarter 2025)
•2025 loss before income taxes and non-controlling interests includes $0.5 million and $3.5 million of Debt Exchange Transaction expenses for the three and six month period ended, respectively (no comparative amount for three or six month period ended second quarter 2026 )
•Second quarter 2025 net income attributable to Altisource includes an $18.5 million income tax benefit related to the reversal of a portion of its reserves for uncertain India tax positions and related accrued interest (no comparable amount for the second quarter of 2026).
________________________
(1)This is a non-GAAP measure that is defined and reconciled to the corresponding GAAP measure herein
(2)Applies to the second quarter 2026 unless otherwise indicated
(3)Based on data from ICE’s Mortgage Monitor and First Look reports with data through May 2026
(4)Based on estimated number of loans originated as reported by the Mortgage Bankers Association’s Mortgage Finance Forecast dated June 22, 2026
(5)Altisource does not provide foreclosure auction services to Rithm

Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements that relate to, among other things, future events or our future financial / operating performance or financial condition. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “will,” “plan,” “estimate,” “seek,” “believe,” “potential” or “continue” or the negative of these terms and comparable terminology. Such statements are based on expectations as to the future and are not statements of historical fact. Furthermore, forward-looking statements are not guarantees of future performance and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the risks discussed in Item 1A of Part I “Risk Factors” in our Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 4, 2026 and our Form 10-Q filed with the SEC on July 23, 2026. We caution you not to place undue reliance on these forward-looking statements which reflect our view only as of the date of this report. We are under no obligation (and expressly disclaim any obligation) to update or alter any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, risks related to customer concentration, impacts to default related referrals occasioned by government, investor or servicer actions, the use and success of our products and services, our ability to retain existing customers and attract new customers and the potential for expansion or changes in our customer relationships, technology disruptions, our compliance with applicable data requirements, our use of third party vendors and contractors, our ability to effectively manage potential conflicts of interest, macro-economic and industry specific conditions, our ability to effectively manage our regulatory and contractual obligations, the adequacy of our financial resources, including our sources of liquidity and ability to repay borrowings and comply with our debt agreements, including the financial and other covenants contained therein, as well as Altisource’s ability to retain key executives or employees, behavior of customers, suppliers and/or competitors, technological developments, governmental regulations, taxes and policies. The financial projections and scenarios contained in this press release are expressly qualified as forward-looking statements and, as with other forward-looking statements, should not be unduly relied upon. We undertake no obligation to update these statements, scenarios and projections as a result of a change in circumstances, new information or future events, except as required by law.
Webcast
Altisource will host a webcast at 08:30 a.m. EDT today to discuss our second quarter. A link to the live audio webcast will be available on Altisource’s website in the Investor Relations section. Those who want to listen to the call should go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.
About Altisource®
Altisource Portfolio Solutions S.A. is an integrated service provider and marketplace for the real estate and mortgage industries. Combining operational excellence with a suite of innovative services and technologies, Altisource helps solve the demands of the ever-changing markets it serves. Additional information is available at www.altisource.com.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME
(in thousands, except per share data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025

Service revenue	$48,730	$40,787	$93,819	$81,682
Reimbursable expenses	1,886	2,425	4,277	4,896
Non-controlling interests	47	76	151	149
Total revenue	50,663	43,288	98,247	86,727
Cost of revenue	37,843	30,261	72,316	60,375
Gross profit	12,820	13,027	25,931	26,352
Selling, general and administrative expenses	11,689	9,796	23,075	19,876
Income from operations	1,131	3,231	2,856	6,476
Other income (expense), net:
Interest expense	(2,129)	(2,615)	(4,238)	(7,553)
Gain on early extinguishment of debt	696	—	696	—
Debt exchange transaction expenses	—	(472)	—	(3,452)
Other income (expense), net	259	43	999	187
Total other income (expense), net	(1,174)	(3,044)	(2,543)	(10,818)

(Loss) income before income taxes and non-controlling interests	(43)	187	313	(4,342)
Income tax (provision) benefit	(472)	16,471	(1,359)	15,729

Net (loss) income	(515)	16,658	(1,046)	11,387
Net income attributable to non-controlling interests	(47)	(76)	(151)	(149)

Net (loss) income attributable to Altisource	$(562)	$16,582	$(1,197)	$11,238

(Loss) earnings per share:
Basic	$(0.05)	$1.51	$(0.11)	$1.22
Diluted	$(0.05)	$1.48	$(0.11)	$1.19

Weighted average shares outstanding:
Basic	11,344	10,966	11,228	9,178
Diluted	11,344	11,206	11,228	9,439

Comprehensive (loss) income:
Comprehensive (loss) income, net of tax	$(515)	$16,658	$(1,046)	$11,387
Comprehensive income attributable to non-controlling interests	(47)	(76)	(151)	(149)

Comprehensive (loss) income attributable to Altisource	$(562)	$16,582	$(1,197)	$11,238

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED BALANCE SHEETS
(in thousands, except for per share data)
(unaudited)

	June 30, 2026	December 31, 2025

ASSETS
Current assets:
Cash and cash equivalents	$23,186	$26,603
Accounts receivable, net of allowance for credit losses of $1,935 and $2,492, respectively	26,930	17,984
Prepaid expenses and other current assets	6,464	9,690
Total current assets	56,580	54,277

Premises and equipment, net	508	253
Right-of-use assets under operating leases	708	1,117
Goodwill	55,960	55,960
Intangible assets, net	14,238	17,085
Deferred tax assets, net	6,242	6,342
Other assets	2,252	4,767

Total assets	$136,488	$139,801

LIABILITIES AND DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$42,497	$39,595
Current portion of long-term debt	1,211	1,225
Deferred revenue	3,047	3,440
Other current liabilities	1,691	2,805
Total current liabilities	48,446	47,065

Long-term debt	185,000	189,861
Deferred tax liabilities, net	8,668	8,641
Other non-current liabilities	3,703	3,697

Commitments, contingencies and regulatory matters

Deficit:
Common stock ($0.01 par value; 250,000 shares authorized, 11,420 issued and outstanding as of June 30, 2026; 11,021 issued and 10,994 outstanding as of December 31, 2025)	114	110
Additional paid-in capital	258,673	257,359
Accumulated deficit	(368,899)	(363,735)
Treasury stock, at cost (27 shares as of December 31, 2025)	—	(3,948)
Altisource deficit	(110,112)	(110,214)

Non-controlling interests	783	751
Total deficit	(109,329)	(109,463)

Total liabilities and deficit	$136,488	$139,801

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six months ended June 30,
	2026	2025

Cash flows from operating activities:
Net (loss) income	$(1,046)	$11,387
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	114	363
Amortization of right-of-use assets under operating leases	766	546
Amortization of intangible assets	2,847	2,540
Share-based compensation expense	2,435	1,758
Bad debt expense	189	(38)
Amortization of debt premium	(2,391)	(1,677)
Amortization of debt discount	209	718
Amortization of debt issuance costs	111	448
Gain on early extinguishment of debt	(696)	—
Deferred income taxes	27	70
Changes in operating assets and liabilities:
Accounts receivable	(9,135)	(3,354)
Prepaid expenses and other current assets	3,243	737
Other assets	106	(23)
Accounts payable and accrued expenses	2,902	(1,521)
Current and non-current operating lease liabilities	(802)	(563)
Other current and non-current liabilities	(1,056)	(16,669)
Net cash used in operating activities	(2,177)	(5,278)

Cash flows from investing activities:
Additions to premises and equipment	(369)	(28)
Net cash used in investing activities	(369)	(28)

Cash flows from financing activities:
Proceeds from the Super Senior Facility	—	11,250
Debt issuance costs	—	(1,741)
Repayments and repurchases of long-term debt	(2,108)	(306)
Equity issuance costs	(263)	(3,350)
Purchase of fractional shares	—	(1)
Distributions to non-controlling interests	(119)	(55)
Payments of tax withholding on vesting of restricted share units and restricted shares	(873)	(328)
Net cash (used in) provided by financing activities	(3,363)	5,469

Net (decrease) increase in cash, cash equivalents and restricted cash	(5,909)	163
Cash, cash equivalents and restricted cash at the beginning of the period	30,493	32,700

Cash, cash equivalents and restricted cash at the end of the period	$24,584	$32,863

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six months ended June 30,
	2026	2025

Supplemental cash flow information:
Interest paid	$6,295	$7,910
Income taxes (refunded) paid, net	94	(682)
Acquisition of right-of-use assets with operating lease liabilities	360	77
Reduction of right-of-use assets from operating lease modifications or reassessments	(3)	(162)

Non-cash investing and financing activities:
Equity issued in exchange for debt reduction	—	45,370

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)
Adjusted operating income, pretax (loss) income attributable to Altisource, adjusted pretax income attributable to Altisource, adjusted net income attributable to Altisource, adjusted diluted earnings per share, Net cash used in operating activities less additions to premises and equipment, Adjusted EBITDA, Business Segments Adjusted EBITDA and net debt, which are presented elsewhere in this earnings release, are non-GAAP measures used by management, existing shareholders, potential shareholders and other users of our financial information to measure Altisource’s performance and do not purport to be alternatives to income from operations, (loss) income before income taxes and non-controlling interests, net (loss) income attributable to Altisource, diluted (loss) earnings per share, Net cash used in operating activities and long-term debt, including current portion, as measures of Altisource’s performance. We believe these measures are useful to management, existing shareholders, potential shareholders and other users of our financial information in evaluating operating profitability and cash flow generation more on the basis of continuing cost and cash flows as they exclude amortization expense related to acquisitions that occurred in prior periods and non-cash share-based compensation, as well as the effect of more significant non-operational items from earnings, cash flows from operating activities and long-term debt net of cash on-hand. We believe these measures are also useful in evaluating the effectiveness of our operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Furthermore, we believe the exclusion of more significant non-operational items enables comparability to prior period performance and trend analysis. Specifically, management uses adjusted net income attributable to Altisource to measure the on-going after tax performance of the Company because the measure adjusts for the after tax impact of more significant non-recurring items, amortization expense relating to prior acquisitions (some of which fluctuates with revenue from certain customers and some of which is amortized on a straight-line basis) and non-cash share-based compensation expense which can fluctuate based on vesting schedules, grant date timing and the value attributable to awards. We believe adjusted net income attributable to Altisource is useful to existing shareholders, potential shareholders and other users of our financial information because it provides an after-tax measure of Altisource’s on-going performance that enables these users to perform trend analysis using comparable data. Management uses adjusted diluted earnings per share to further evaluate adjusted net income attributable to Altisource while taking into account changes in the number of diluted shares over the comparable periods. We believe adjusted diluted earnings per share is useful to existing shareholders, potential shareholders and other users of our financial information because it also enables these users to evaluate adjusted net income attributable to Altisource on a per share basis. Management uses Adjusted EBITDA to measure the Company’s overall performance and Business Segments Adjusted EBITDA to measure the segments overall performance (with the adjustments discussed earlier with regard to adjusted net income attributable to Altisource) without regard to its capitalization (debt vs. equity) or its income taxes and to perform trend analysis of the Company’s performance over time. Our effective income tax rate can vary based on the jurisdictional mix of our income. Additionally, as the Company’s capital expenditures have significantly declined over time, it provides a measure for management to evaluate the Company’s performance without regard to prior capital expenditures. Management also uses Adjusted EBITDA as one of the measures in determining bonus compensation for certain employees. We believe Adjusted EBITDA and Business Segments Adjusted EBITDA are useful to existing shareholders, potential shareholders and other users of our financial information for the same reasons that management finds the measure useful. Management uses net debt in evaluating the amount of debt the Company has that is in excess of cash and cash equivalents. We believe net debt is useful to existing shareholders, potential shareholders and other users of our financial information for the same reasons management finds the measure useful.
Altisource operates in several countries, including Luxembourg, India, the United States and Uruguay. The Company has differing effective tax rates in each country and these rates may change from year to year. In determining the tax effects related to the adjustments in calculating adjusted net (loss) income attributable to Altisource and adjusted diluted earnings per share, we use the tax rate in the country in which the adjustment applies or, if the adjustment is recognized in more than one country, we separate the adjustment by country, apply the relevant tax rate for each country to the applicable adjustment, and then sum the result to arrive at the total adjustment, net of tax. In 2019, the Company recognized a full valuation allowance on its net deferred tax assets in Luxembourg. Accordingly, for 2026 and 2025, the Company has an effective tax rate of close to 0% in Luxembourg.
It is management’s intent to provide non-GAAP financial information to enhance the understanding of Altisource’s GAAP financial information, and it should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies. The non-GAAP financial information should not be unduly relied upon.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)
Adjusted operating income is calculated by removing intangible asset amortization expense, share-based compensation expense, cost of cost savings initiatives and other and litigation matter from income from operations. Pretax (loss) income attributable to Altisource is calculated by removing non-controlling interests from (loss) income before income taxes and non-controlling interests. Adjusted pretax income attributable to Altisource is calculated by removing non-controlling interests, intangible asset amortization expense, share-based compensation expense, cost of cost savings initiatives and other, litigation matter and debt exchange transaction expenses from (loss) income before income taxes and non-controlling interests. Adjusted net income attributable to Altisource is calculated by removing intangible asset amortization expense (net of tax), share-based compensation expense (net of tax), cost of cost savings initiatives and other (net of tax), litigation matter (net of tax), debt exchange transaction expenses (net of tax), litigation matter (net of tax) and certain income tax related items from net (loss) income attributable to Altisource. Adjusted diluted earnings per share is calculated by dividing net (loss) income attributable to Altisource after removing intangible asset amortization expense (net of tax), share-based compensation expense (net of tax), cost of cost savings initiatives and other (net of tax), litigation matter (net of tax), debt exchange transaction expenses (net of tax), litigation matter (net of tax) and certain income tax related items by the weighted average number of diluted shares. Net cash used in operating activities less additions to premises and equipment is calculated by removing additions to premises and equipment from Net cash used in operating activities. Adjusted EBITDA is calculated by removing the income tax provision, interest expense (net of interest income), depreciation and amortization, intangible asset amortization expense, share-based compensation expense, cost of cost savings initiatives and other, litigation settlement loss (net of tax) and debt exchange transaction expenses from net (loss) income attributable to Altisource. Business Segments Adjusted EBITDA is calculated by removing non-controlling interests, interest expense (net of interest income), depreciation and amortization, intangible asset amortization expense, share-based compensation expense, cost of cost savings initiatives and other, litigation matter (net of tax) and debt exchange transaction expenses from income before income taxes and non-controlling interests. Net debt is calculated as long-term debt, including current portion, minus cash and cash equivalents.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)
Reconciliations of the non-GAAP measures to the corresponding GAAP measures are as follows:

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025

Income from operations	$1,131	$3,231	$2,856	$6,476

Intangible asset amortization expense	1,423	1,270	2,847	2,540
Share-based compensation expense	1,242	664	2,435	1,758
Cost of cost savings initiatives and other	473	270	542	(140)
Litigation matter	(711)	—	(711)	—
Adjusted operating income	$3,558	$5,435	$7,969	$10,634

(Loss) income before income taxes and non-controlling interests	$(43)	$187	$313	$(4,342)

Non-controlling interests	(47)	(76)	(151)	(149)
Pretax (loss) income attributable to Altisource	(90)	111	162	(4,491)
Intangible asset amortization expense	1,423	1,270	2,847	2,540
Share-based compensation expense	1,242	664	2,435	1,758
Cost of cost savings initiatives and other	473	270	542	(140)
Litigation matter	(711)	—	(711)	—
Debt exchange transaction expenses	—	472	—	3,452

Adjusted pretax income attributable to Altisource	$2,337	$2,787	$5,275	$3,119

Net (loss) income attributable to Altisource	$(562)	$16,582	$(1,197)	$11,238

Income tax provision (benefit)	472	(16,471)	1,359	(15,729)
Interest expense (net of interest income)	2,013	2,417	3,466	7,162
Depreciation and amortization	56	178	114	363
Intangible asset amortization expense	1,423	1,270	2,847	2,540
Share-based compensation expense	1,242	664	2,435	1,758
Cost of cost savings initiatives and other	473	270	542	(140)
Litigation matter	(711)	—	(711)	—
Debt exchange transaction expenses	—	472	—	3,452

Adjusted EBITDA	$4,406	$5,382	$8,855	$10,644

Business Segments:
Income before income taxes and non-controlling interests	$11,290	$11,824	$21,781	$22,680

Non-controlling interests	(47)	(76)	(151)	(149)
Depreciation and amortization	46	76	95	154
Intangible asset amortization expense	1,423	1,270	2,847	2,540
Share-based compensation expense	228	(364)	361	(85)
Cost of cost savings initiatives and other	30	102	67	131
Litigation matter	(711)	—	(711)	—

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025

Interest expense (net of interest income)	6	19	14	46

Business Segments Adjusted EBITDA	$12,265	$12,851	$24,303	$25,317

Corporate and Others:
Loss before income taxes and non-controlling interests	$(11,333)	$(11,637)	$(21,468)	$(27,022)

Depreciation and amortization	10	102	19	209
Share-based compensation expense	1,014	1,028	2,074	1,843
Cost of cost savings initiatives and other	443	168	475	(271)
Debt exchange transaction expenses	—	472	—	3,452
Interest expense (net of interest income)	2,007	2,398	3,452	7,116

Corporate and Others Adjusted EBITDA	$(7,859)	$(7,469)	$(15,448)	$(14,673)

Net (loss) income attributable to Altisource	$(562)	$16,582	$(1,197)	$11,238

Intangible asset amortization expense, net of tax	1,389	1,270	2,780	2,540
Share-based compensation expense, net of tax	1,202	701	2,266	1,655
Cost of cost savings initiatives and other, net of tax	324	297	383	(99)
Litigation matter, net of tax	(556)	—	(556)	—
Debt exchange transaction expenses, net of tax	—	472	—	3,452
Certain income tax related items	193	(17,156)	450	(16,763)

Adjusted net income attributable to Altisource	$1,990	$2,166	$4,126	$2,023

Diluted (loss) earnings per share	$(0.05)	$1.48	$(0.11)	$1.19

Intangible asset amortization expense, net of tax, per diluted share	0.12	0.11	0.24	0.27
Share-based compensation expense, net of tax, per diluted share	0.10	0.06	0.19	0.18
Cost of cost savings initiatives and other, net of tax, per diluted share	0.03	0.03	0.03	(0.01)
Litigation matter, net of tax, per diluted share	(0.05)	—	(0.05)	—
Debt exchange transaction expenses, per diluted share	—	0.04	—	0.37
Certain income tax related items, per diluted share	0.02	(1.53)	0.04	(1.78)

Adjusted diluted earnings per share	$0.17	$0.19	$0.35	$0.22

Calculation of the per share impact of intangible asset amortization expense, net of tax
Intangible asset amortization expense	$1,423	$1,270	$2,847	$2,540
Tax benefit from intangible asset amortization	(34)	—	(67)	—
Intangible asset amortization expense, net of tax	1,389	1,270	2,780	2,540
Diluted share count	11,767	11,206	11,671	9,439

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025

Intangible asset amortization expense, net of tax, per diluted share	$0.12	$0.11	$0.24	$0.27

Calculation of the per share impact of share-based compensation expense, net of tax
Share-based compensation expense	$1,242	$664	$2,435	$1,758
Tax (benefit) provision from share-based compensation expense	(40)	38	(169)	(103)
Share-based compensation expense, net of tax	1,202	701	2,266	1,655
Diluted share count	11,767	11,206	11,671	9,439

Share-based compensation expense, net of tax, per diluted share	$0.10	$0.06	$0.19	$0.18

Calculation of the impact of Litigation matter, net of tax
Litigation matter	$(711)	$—	$(711)	$—
Tax provision from Litigation matter	155	—	155	—
Litigation matter, net of tax	(556)	—	(556)	—
Diluted share count	11,767	11,206	11,671	9,439

Litigation matter, net of tax per diluted share	$(0.05)	$—	$(0.05)	$—

Calculation of the impact of debt exchange transaction expenses, net of tax
Debt exchange transaction expenses	$—	$472	$—	$3,452
Tax benefit from debt exchange transaction expenses	—	—	—	—
Debt exchange transaction expenses, net of tax	—	472	—	3,452
Diluted share count	11,767	11,206	11,671	9,439

Debt exchange transaction expenses, net of tax per diluted share	$—	$0.04	$—	$0.37

Calculation of the per share impact of cost of cost savings initiatives and other, net of tax
Cost of cost savings initiatives and other	$473	$270	$542	$(140)
Tax (benefit) provision from cost of cost savings initiatives and other	(149)	27	(159)	41
Cost of cost savings initiatives and other, net of tax	324	297	383	(99)
Diluted share count	11,767	11,206	11,671	9,439

Cost of cost savings initiatives and other, net of tax, per diluted share	$0.03	$0.03	$0.03	$(0.01)

Calculation of the per share impact of certain income tax related items resulting from:
Foreign income tax reserves / other	$193	$(17,156)	$450	$(16,763)
Certain income tax related items	193	(17,156)	450	(16,763)
Diluted share count	11,767	11,206	11,671	9,439

Certain income tax related items, per diluted share	$0.02	$(1.53)	$0.04	$(1.78)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025

Net cash used in operating activities	$(6,630)	$(306)	$(2,177)	$(5,278)
Less: additions to premises and equipment	(231)	(3)	(369)	(28)

Net cash used in operating activities less additions to premises and equipment	$(6,861)	$(309)	$(2,546)	$(5,306)

June 30, 2026

Senior secured term loans	$156,666
Super senior term loan	12,328
Less: Cash and cash equivalents	(23,186)

Net debt	$145,808
Note: Amounts may not add to the total due to rounding.